Exhibit 99

               LEVITZ FURNITURE TO STREAMLINE SALES AND OPERATIONS
                       WILL FOCUS ON STRATEGIC MARKETS ON
                     EAST AND WEST COASTS AND IN MINNEAPOLIS

 BOCA RATON, Fla. - December 21, 1998 - Levitz Furniture Corporation ("Levitz"), today announced a comprehensive strategy to focus and increase its presence in its most productive markets, streamline its warehousing and delivery systems, and improve its operations and sale functions.

 Edward L. Grund, who joined the company in June of this year and was named Chairman and CEO in November, said the plan represented "the next phase in our program to return Levitz to profitability by making our stores more relevant to today's consumers and our systems more efficient."

 The company intends to close 27 stores in non-strategic markets, enabling it to concentrate its resources on the 63 remaining core stores on the east and west coasts, and in Minneapolis. As a first step to capitalize on its success in the going-forward markets, Levitz intends to open at least 15 stores, including at least three in the first half of 1999.

 Remaining open will be all of the 63 stores in the states of New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, New Hampshire, Delaware, Minnesota, Arizona, California, Oregon, Washington and Nevada. Closing will be all 27 stores in the states of Florida, Texas, Maryland, Virginia, Indiana, Louisiana, Kansas and Missouri. The closings will affect approximately 1,000 of Levitz's 4,000 employees.

 Mr. Grund also announced new programs to make Levitz more responsive and competitive. The company's warehouse system, which consisted of 65 locations at the commencement of the Chapter 11 process, is being consolidated to 17, eliminating many redundancies in inventory and delivery. Operations and warehousing employees will report to coordinators in each market. Store sales managers will report to marketing managers in each market. "The retail furniture business is, essentially, a local business," Mr. Grund said. "This new set-up is designed to give us more local-market intelligence, and to enable us to make more relevant local merchandising, promotional and advertising decisions. From a financial perspective, this streamlined warehouse system will increase inventory turns, reduce expense and dramatically improve operating efficiency."

 Levitz will use the proceeds from the sale of closing stores, warehouses and associated inventory to significantly reduce debt, refurbish certain existing stores and open new ones.

 The company also announced that Robert Homler, formerly president of marketing and merchandising, is leaving the company. As a result, Mr. Grund will assume direct responsibility for marketing and merchandising as he guides the company on its plan to return to profitability.

 Mr. Grund also said the company has designated seven locations as "model" stores, where new compensation and incentive programs are being tested. "We are encouraged by the results we have seen to date," he said.

 He also described a store in Phoenix that had been relocated and re-merchandised according to consumer lifestyles, rather than by category. "So, instead of looking at 20 dining room sets in one area, a shopper interested in contemporary furniture sees contemporary dining rooms and bedrooms, as well as the accessories that go with them." He reported that the store's written volume is three times last year's.

 "We believe that the implementation of this strategy is the final major operational element to enable us to assemble a going-forward business model, complete the realization of non-strategic real estate values, and, ultimately, a plan of reorganization for the new Levitz," Mr. Grund said.

 NOTE TO MEDIA: A conference call featuring Edward Grund, chairman and CEO of Levitz Furniture, will take place on Monday, December 21 at 11:00 AM ET. To participate, call 1-800-334-8329. Mr. Grund will comment on today's announcement and time will be allotted for a question and answer session.

 Disclaimer: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts.
 These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update and forward-looking statements to reflect events or circumstances after the date hereof.